UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 8, 2019

Fortem Resources Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52645	20-4119257
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Suite 1020, 909 11th Avenue SW, Calgary, Alberta  T2R 0E7
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 403.241.8912

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [  ]

Item 8.01 Other Events

Fortem Resources Inc. (the “Company”) has been made aware of a news release dated August 6, 2019 from a New York based law firm purporting to investigate “…potential misconduct…” of the Company and/or its directors and officers.

The Company is proud of its loyal and supportive shareholder base and management is committed to continuing its culture of fostering open communication between the Company and its shareholders.  Management believes there is no merit to the implied activities that are being reviewed, and further encourages any shareholder who has any questions regarding the Company and its operations to call Michael Caetano, Chief Operating Officer, at (403) 241-8912 during business hours.

Management is also diligently working with its accounting team and external auditors with the aim of filing the restated financial statements for the periods as set out in its news release dated July 18, 2019 as well as the audited financials for the year ended February 28, 2019 and its unaudited first quarter ended May 31, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTEM RESOURCES INC.

By:

/s/ Michael Caetano
Michael Caetano
Chief Operating Officer

Date: August 12, 2019